SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) July 20, 2010

ANV SECURITY GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-53802	13-3089537
(State or other jurisdiction	(Commission File number)	(IRS Employer
of incorporation or organization)		Identification No.)

2/Floor, Tower B, Jiada R & D Building, No.5 Songpingshan Road, Nanshan District,
Shenzhen, China  518057
 (Address of principal executive offices) (Zip Code)

0086-755-86656426
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

          ANV Security Group, Inc. (the “Company”) is currently engaged in an ongoing private offering of its common stock. The offering commenced in May 8, 2010. The offering is for common stock at various prices but generally at $0.50 per share.  An aggregate of 14,740,000 shares have been issued in the private offering and the Company has realized net proceeds of $ 6,979,250.   As a result of the private offering, the number of shares outstanding has increased from 33,190,071 to 47,930,071.

          The private placement is being conducted pursuant to the exemption provided pursuant to Regulation S under the Securities Act of 1933, as amended, as all of the offerees and purchasers are non-US persons. The Company did not grant any registration rights to the investors in the private offering.  The Company has incurred only nominal cash expenses in connection with the private offering.

          The Company will use the proceeds of the private offering as working capital.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements
None
(b)	Pro-Forma Financial Information
None
(c)	Exhibits
None

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 28, 2010

ANV Security Group, Inc.

By:	/s/ Weixing Wang
Name:	Weixing Wang
Title:	President